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Exhibit No. 24.

POWER OF ATTORNEY

        We, the undersigned directors of Questar Market Resources, Inc., hereby severally constitute C. B. Stanley and S. E. Parks, and each of them acting alone, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names in the capacities indicated below, the Annual Report on Form 10-K for 2002 and any and all amendments to be filed with the Securities and Exchange Commission by Questar Market Resources, Inc., hereby ratifying and confirming our signatures as they may be signed by the attorneys appointed herein to the Annual Report on Form 10-K for 2002 and any and all amendments to such Report.

        Witness our hands on the respective dates set forth below.

Signature	Title	Date
/s/ R. D. CASH R. D. Cash	Chairman of the Board	2-11-03
/s/ K. O. RATTIE K. O. Rattie	Vice Chairman	2-11-03
/s/ C. B. STANLEY C. B. Stanley	President & Chief Executive Officer Director	2-11-03
/s/ P. J. EARLY P. J. Early	Director	2-11-03
/s/ L. RICHARD FLURY L. Richard Flury	Director	2-11-03
/s/ JAMES A. HARMON James A. Harmon	Director	2-11-03
/s/ GARY G. MICHAEL Gary G. Michael	Director	2-11-03
/s/ GARY L. NORDLOH Gary L. Nordloh	Director	2-11-03

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  Exhibit No. 24.
POWER OF ATTORNEY